EXHIBIT 5.1 AND 23.2

                        SCHNEIDER WEINBERGER & BEILLY LLP
                                Attorneys-at-Law

                    2200 Corporate Boulevard, N.W., Suite 210
                         Boca Raton, Florida 33431-7307

                                                                       Telephone
James M. Schneider, P.A.                                          (561) 362-9595
Steven I. Weinberger, P.A.                                             Facsimile
Roxanne K. Beilly, P.A.                                           (561) 362-9612

                                                  January 15, 2009

Buyrite Club Corp.
5100 West Copans Road
Suite 810
Margate, Florida  33063

         Re: Buyrite Club Corp., a Florida corporation (the "Company") Registration Statement on Form S-1

Ladies and Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration pursuant to the Company's Registration Statement on Form S-1 of 3,000,000 shares of common stock, par value $0.001, to be offered and sold by the Company at an offering price of $0.01 per share (the "Securities"), all as more fully set forth in the Registration Statement.

         In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth hereunder. We have also examined the Registration Statement. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of our opinion, and subject to the assumptions, limitations and qualifications expressed herein, it is our opinion that the Securities, when issued and sold pursuant to the Registration Statement, will be legally issued and validly issued, fully paid and non-assessable.

         We express no opinion as to matters governed by or the laws of any jurisdiction other than the Florida Business Corporation Act and the laws of the State of Florida and the federal laws of the United States of America, as in effect on the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        /s/ Schneider Weinberger & Beilly LLP
                                        SCHNEIDER WEINBERGER & BEILLY LLP